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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan, Employee Stock Purchase Plan and Non-Employee Directors' Stock Option Plan of Aurora Biosciences Corporation of our report dated April 7, 1997 (except Note 11, as to which the date is April 25, 1997), with respect to the financial statements of Aurora Biosciences Corporation included in its Registration Statement (Form S-1 No. 333-23407), as amended, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP

San Diego, California
June 23, 1997